CONSENT OF
                             KIRKPATRICK & LOCKHART

     We hereby consent to the reference to our firm under the caption "Legal Matters" in Part I of the Pre-Effective Amendment No. I to Form S-6 Registration Statement of Conseco Variable Insurance Company Separate Account L, as registrant, and Conseco Variable Insurance Company, as depositor, File No. 333-53462.

                                                     KIRKPATRICK & LOCKHART, LLP




Washington, D.C.
May 29, 2001